Exhibit 10.2

                            MASTER LICENSE AGREEMENT

THIS MASTER LICENSE AGREEMENT (generally, the "Transaction" or "Agreement") made and entered into as of the 1st day of July, 2001, by and between DIGITAL THEATRE RESOURCES CO., a Tennessee general partnership and its affiliates ("DTR") and DAVID V. LOTT and SHOWINTEL NETWORKS, INC. (collectively, "Licensee"). The names of the present DTR affiliates are Malco Stage Road, LLC and Malco Theatres, Inc. (collectively, "Malco"), superseding any and all understandings and agreements regarding the subject matter.

                                    RECITALS

Licensee has also represented to DTR that they and their operation have (i) developed and shall operate at DTR locations a Plasma and Digital Projection Wall Displays with integrative software control through a site-based server and systems software that displays advertising and other matter (herein sometimes, as "Displays" or "Dynamic Displays"), (ii) the capacity and continued capacity to provide DTR brokered locations with a network operation and interactive touch-screen access and e-commerce shopping and (iii) that they are developing, and will continue to develop, products and services that can be used in conjunction with their servers, master controls and facilities. [Items (i), (ii) and (iii) are hereinafter collectively sometimes referred to for convenience as "Licensee's Products and Services."]

Licensee and DTR each perceives mutual benefits of displays of advertising, trailers and other matter in a DTR location lobby and products sold at DTR locations by e-commerce, including compact disks and other services and products of Licensee.

DTR and Malco have entered into a separate agreement contemplating that DTR will broker Licensee services, products and facilities at Malco locations, conditioned upon Malco acknowledging (which Malco does as evidenced by its signature below) that (i) DTR has no obligations to perform under this agreement or to provide Licensee services, products or facilities and Malco will look exclusively to Licensee for such services, products and facilities and (ii) Malco, with DTR's participation, Malco will look exclusively to Licensee; and Malco will look exclusively to DTR for compensation under this Master License Agreement.

Given that Malco is about to become the first movie exhibitor to contract with Licensee for their advertising program and their Kiosk-based programs (including e-commerce and compact disks programs), therefore, as an inducement for DTR to enter into and continue to perform this agreement, Licensee warrants and covenants to DTR as follows:

     (i) During the term of this agreement and each extension hereof, the Malco locations will in all cases be given priority treatment in the provision and installation of equipment and operational support and continued operational support despite the size or potential financial rewards to Licensee or the affiliates of either of them of later exhibitor prospects or customers of Licensee; and

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     (ii) DTR  and  Licensee  as of this  day and  date  entered  into a  Broker
          Agreement  (which  is  part  of  this  Master  License   Agreement  by
          reference) respecting (a) exclusivity for a territory composed of Shelby County and a radius of 250 miles from the Shelby County borders and the County of St. Louis, Missouri, together with an area within a radius of thirty (30) miles of the County of St. Louis borders; and

in entering into this Agreement and performing their respective obligations hereunder, DTR and Malco each relies upon each of said inducements and Licensee covenants.

NOW, THEREFORE, for and in consideration of the recitals, the sum of One Thousand ($1,000.00) Dollars cash in hand paid by Licensee to DTR, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, and for the further consideration of the covenants, agreements and stipulations herein contained, the parties hereto do adopt the recitals into the body of this agreement and further do hereby covenant, undertake and agree with each other as follows:

1. LICENSE. DTR has brokered an agreement between Malco and Licensee and pursuant thereto, Malco and Licensee agree as set forth in this Section 1.

1.1 Malco hereby grants unto Licensee the personal and non-assignable rights and privilege for providing advertising via Displays and such products [Licensee will provide DTR with Kiosk-based programs that include a network operation and interactive touch-screen access and e-commerce shopping including the Kiosk-based Stations] in its locations as designated on the attached ANNEX "A", and such other locations as DTR may designate in writing; and in exchange for the master license, Malco's covenants and undertakings herein expressed and the benefits conferred hereby and to be conferred upon Licensee, Licensee covenants and agrees that he shall continuously, and without interruption, provide such advertising and display and Kiosk-based products and programs during the usual business hours of the location and each regular business day on which the location(s) are open for business in strict and faithful compliance with the requirements herein imposed upon Licensee and the Licensee undertakings herein set forth. A name change of Licensee or a merger into a corporation with substantially identical ownership and management will not be deemed to be an assignment; except, however, as a condition precedent to such change or merger, there must first be a signed Agreement of assumption of all obligations by the assignee and on terms satisfactory to DTR and in compliance with Subsection 8.2(f).

1.2 Licensee shall make no material alterations or installations to or affecting any Malco location without Malco's prior written approval.

1.3 The term of the DTR Master license herein granted shall commence on July 1, 2001, and shall continue until the later to occur of July 31, 2003, or the expiration of the separate two (2) year license for any specific DTR location; but the term of the separate license for any specific location herein granted shall continue for a period of two (2) years from date of

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
     installation; however, the master term and each specific license is subject to sooner termination as provided by the provisions of Sections 8, 12, 20 and 23 of this Agreement.

2. LICENSE FEES, ETC; BENEFITS. Licensee further covenants and agrees with DTR to pay each month and no later than the seventh (7th) of the month and to account for each month unto DTR for the licenses, unless Licensee, because of their default(s), must account and pay DTR more frequently as otherwise required by this Agreement:

2.1 A fee equal to fifty (50%) percent of each month's gross revenues, (hereinafter defined), ["DTR share"], except that for prepaid revenues received or accrued Licensee shall thereupon pay to DTR fifty (50%) percent of such prepaid revenues; and the term "gross revenues" includes the imputed fair value of any barter that arises or in the future arises from Licensee advertising at any Malco location; and, for e-commerce sales at DTR locations, fees will be determined by written agreement of the Parties. (See Subsection 2.5 below providing for additional fees and royalties.)

2.2 All such gross revenues received by Licensee shall be reported and accounted for, at Licensee's own cost, by the methods used by DTR, or which may hereafter be adopted or used by DTR.

2.3 Except as required by Subsection 8.2(h), the amount of such gross revenues effected by Licensee shall be ascertained monthly on a calendar basis and Licensee shall provide DTR with a full, true and correct statement showing such gross revenues for the month and such statements shall be provided to DTR on the seventh of each month, accompanied by a check for the amount, if any, due to DTR if not paid for the prior month on the seventh (7th) day of the month.

2.4 Licensee holds all such DTR Share IN TRUST for DTR and Licensee, and Licensee grants DTR a first-priority security interest in the DTR Share, now or hereafter arising, arising from operations at or in connection with DTR locations.

2.5 During the term of this Agreement, Licensee shall punctually pay DTR added royalties for being the demonstration model in sums equal to five (5%) per cent of gross advertising revenues at locations (sold or serviced by Licensee) generated by third parties within a 10-mile radius of any Malco location(s) and an added five (5%) per cent of gross advertising revenues generated by each third party which contracts with Licensee after being shown (prior to contracting with Licensee) operations at a Malco location(s) or its headquarters; this obligation cannot be avoided or evaded by an affiliate.

3. INTEGRATION. As far as Malco customer-base and the other public is and may become aware, Licensee's name will not be publicized; rather, the advertising display and all Licensee functions will appear to the public as an integrated part of the Malco operations, except that Licensee may apply a tasteful identification below the panels and may also show an identification "spot" in the advertising rotation, subject to Malco's prior written approval, which will not be unreasonably withheld.

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4.   LOTT - INDEPENDENT CONTRACTOR.

4.1 Licensee is an independent contractor. The parties (including Malco) are not partners; the parties are not engaged in a joint venture; as far as the vendors and creditors of Licensee are and may become aware, Licensee is an independent contractor responsible for purchase and payment of their own equipment, software and services in their own name and in their own responsibility and account.

4.2 Licensee agrees to furnish all equipment, software and support for the operation in the licensed space. Said furnishings and equipment at all times will belong to and be owned by Licensee, and Licensee shall maintain them in good condition and state-of-the-art, working order, repair and replacement.

4.3 Licensee agrees to obtain and pay for, at their own costs, all expenditures and expenses associated with the services and products contemplated for Licensee to furnish now or in the future under this Agreement (except to the extent specifically and expressly excluded in this Agreement and imposed on DTR). Included in these expenditures and expenses, without limiting the generality of the foregoing, are:

     (a) ALL UTILITIES BILLED AFTER NOVEMBER 1, 2002, WITHOUT EXPENSE TO MALCO. Licensee shall also pay all governmental charges, of every kind and nature, which have been or may be levied, assessed or charged against Licensee's property and goods. All other expenses of operation will be paid for by Licensee without cost as a part of the services to be supplied.

     (b) All necessary employee or contractor records, sales tax records, and any other records required by state, county or federal law shall be kept by Licensee for their own employees, contract employees, subcontractors and supplier; and further Licensee shall be responsible for their own personnel, their wages and all taxes thereon or measured thereby.

     (c) All expenditures and expenses related to the acquisition, installation, operation, maintenance, repair, replacement and upgrading of the Dynamic Displays and Kiosks. Each Dynamic Display, Kiosk, and its related hardware and software components, with the exception of the content provided by Malco, shall remain the property of Licensee. In the event of termination of any license for a Dynamic Display, Malco shall not be entitled to use, retain or otherwise appropriate any rights to any of the intellectual property rights owned or controlled by Licensee with respect to the Dynamic Display.

     4.4 Malco under this Master Agreement is a beneficiary of Licensee's covenants, undertakings and obligations herein set forth, as is DTR, and Malco is granted the right and power to enforce such Licensee covenants, undertakings and obligations hereunder to the same extent as if the name of Malco is expressly set forth herein in each place, and DTR has no responsibility of any kind directly to Licensee once the contract is signed other than to remit to Malco its ratable share of the DTR share.

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4.5  During the initial base period expiring July 31, 2003, Malco shall bear all the costs for utilities for normal and expected cost of utilities, but Malco will monitor from time to time the utilities to determine whether or not the utility cost exceeded expectations. Malco will decide where real estate alterations will be made and shall bear the reasonable costs of construction to buildings and improvements for the accommodation of Licensee or Licensee-related equipment.

4.6 Licensee shall bear the cost of returns of product purchased through e-commerce by any Malco customer for sales originating on or in connection with Malco locations based upon a liberal return policy in recognition of the loyalty of Malco customers.

5.   LOTT COVENANTS. Licensee hereby further covenants and agrees with Malco:

     (a) As a further material inducement for DTR and Malco to enter into or perform this Agreement, Licensee further covenants and agrees with DTR and with Malco to provide the priority treatment set forth in the recitals, on which inducement and covenant both DTR and Malco relies and will continue to rely.

     (b) Licensee's systems shall be fully operational in designated initial Malco location(s) (which are listed on ANNEX "A" attached) no later than November 1, 2001.

     (c) Licensee is and shall be responsible, at their own cost and expense, for installation, management, maintenance, repair, replacement and upgrading of the equipment and systems transactions to provide Malco with reliable and first-class advertising and shopping systems.

     (d) Before displaying advertising in any Malco location(s), Licensee shall provide Malco advance screening in each case without exception.

     (e)  Licensee (i) shall avoid  operating  any display and  advertising  and
          (ii) shall not display any advertising matter or display in any Malco location(s) unless and until Malco has given its prior written and specific approval, which it may withhold, delay or condition in its sole and uncontrolled discretion.

     (f) Given that technology is changing rapidly, Licensee shall also be responsible, at their expense, for upgrading hardware and software to timely keep pace with technological advances and replacements.

     (g) In extension of these covenants, upon the expressed prior written permission and in each location, present and future, specified by Malco, Licensee shall install the Dynamic Display, the site-based server, Kiosk equipment (for compact disks and e-commerce and loyalty program), "Kiosk-based operating software," "network operations" software, related high-speed data lines and additional hardware for the facilitation of Licensee's services. The commencement of full operation of that Dynamic Display in such Malco locations shall mark

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          the  beginning  of the  term of the  license  for  that  unit  for the purposes of calculations under Section 2 above.

     (h) Licensee shall conduct their operations during existence of this contract with skill and according to highest professional ethics; and in extension thereof, Licensee shall deal with advertisers and their respective agencies and agents with high ethical standards and shall not charge for nor collect any advertising revenues (unless identified to the advertiser as prepaid advertising) until actually displayed in a Malco location.

     (i) Two-thirds of the available time in the rotation of advertising content is expected to be devoted to advertising paid by third parties. DTR has no obligation to pay advertising-related expenses except for the production of advertising content intentionally provided by or on behalf of itself, its subsidiaries and affiliates and except for those expenses specifically identified in this agreement. Licensee shall also bear the costs, if any, of conversion from analog to digital of any of the advertising content.

     (j) Also as part of the consideration given to DTR and Malco during the term of this Master Agreement, Licensee hereby further grants Malco the right and power to use that equipment which Licensee uses, will use or dedicates for their use at Malco locations for any or all of the following Malco purposes: other Malco operations including, without limitation, highspeed or broadband connections; provided, however, Malco's right and power to use any such equipment will be restricted to the extent that it materially interferes with Licensee's use of such equipment and to the extent that it does not materially add to Licensee's cost of use.

     (k) Licensee shall cooperate fully with Malco in the furtherance and development of Malco's loyalty program at no additional expense to Malco. In extension thereof, Licensee's hardware, software and accounting shall be utilized to maintain Malco's loyalty program and the hardware, software and accounting shall be developed with full cooperation by Licensee.

     (l) Licensee shall indemnify, defend (at their expense) and hold Malco and its affiliates (including DTR) harmless from and against any and all product liability claims that may be suffered or asserted by Malco customers or any other claimant, family or otherwise, arising out of defective Licensee equipment or products whose sales are effected at Malco locations or in conjunction with Malco operations.

     (m) The Licensee advertising display, and their concept, and the Licensee Products and Services and Kiosk-based sales covered by this Master License Agreement shall be exclusively available in Malco locations for five (5) years from date (or, if earlier, upon termination of the license hereunder for that location) within the radius hereinafter described; and Licensee shall under no circumstances make such goods and services available, directly or indirectly, to any other exhibitors within a 20-mile radius of each Malco location during such

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          five (5) year period unless prior written consent is given by Malco in writing, which Malco may withhold in its absolute discretion. Licensee shall deal with advertisers and their respective agencies and agents with high ethical standards and shall not charge for or collect any advertising revenues (unless identified to the advertiser as prepaid advertising) until the advertising is actually displayed in a Malco location.

6. REPRESENTATIONS AND WARRANTIES. As further material inducements for Malco and DTR to sign this Agreement and to continue to perform under this Agreement, Licensee hereby represents and warrants to Licensee and Malco, and each of them, each of the following, which are continuing representations and warranties:

     (a) Standard vendor representations and warranties, including that the equipment (including systems and software) have been pre-tested and are and will be bug-free and will be continuously operational.

     (b) Licensee has developed a Plasma and Digital Projection Wall Display with integrative software control which presently consists of plasma screens with integrated software, as well as digital projection wall displays, that are controlled through a site-based server which stores content for the Dynamic Display and a high-speed connection to a remote server. (The number of panels may vary depending upon Malco and Licensee objectives, as adjusted.)

     (c)  Licensee  has  participated  in the  design and  exclusively  owns and operates and shall continuously keep in first-class, reliable operation, without interruption, "dynamic display operating system" software which permits each of the four panels of the Dynamic Display to present different or coordinated multi-media digital content. The multi-media digital content displayed on each of the panels of the Dynamic Displays is intended to assist in the promotion of Malco Theatres or generate revenues as follows:

          (i) Project or display "trailers" or other promotional materials relating to attractions and concessions at the Malco Theatres.

          (ii) Project or display "loyalty program" information, including special discount and contest activities.

          (iii) Project or  display   advertisements   by  paying  sponsors  and
                advertisers.

          (iv) Project or display general information of public interest (via text or video transmission) or certain productions related to Malco Theatres' loyalty or merchandising programs.

          (v) Multiple panels may be linked to display one contiguous display depending upon content to be displayed.

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     (d)  Licensee  has  participated  in the  design  of and  exclusively  owns software and shall continuously link, manage and operate digital transmissions in each and all of the Dynamic Displays through a process known as "network operations."

     (e) Licensee has developed, exclusively owns and, as and where designated by Malco, shall operate Interactive Touchscreen Access Stations (the "Kiosk-based Stations") controlled through integrated software capable of integration with a site-based server.

     (f) Licensee has participated in the design, exclusively owns and shall operate "Kiosk operating system" software for the Kiosk-based Stations which permits users to engage in high-speed digital transactions, including "e-commerce shopping," Internet-based entertainment, and purchasing of downloaded digital multi-media content (such as recorded music or films).

     (g) Licensee is the sole owner, legally and beneficially, of the Kiosk Operating System and there are no persons, government(s) or entities who have, or have asserted a claim to, ownership, lien or any interest in the Kiosk Operating System, including, without limitation, any persons or entities who have, or have asserted a claim to, royalties or income from the Kiosk Operating System or from any of its features or components.

7. INDEMNITY. Licensee agrees to defend, at their expense, and to indemnify and hold Malco harmless from and against any and all claims, actions, proceedings or lawsuits asserted or filed against Malco or DTR arising out of the development, organization, ownership, use or marketing of Licensee's products or services, or any combination of the foregoing (herein collective as "contest"). The indemnity in this Section 7 is in addition to the indemnities at Subsection 5(l) and Section 21 herein. However, Malco reserves the right (although it is not obligated to do so), at its expense, to employ its own separate counsel to appear and represent Malco in any such contest or to monitor the contest, and Licensee agrees that their counsel shall cooperate fully with such separate counsel employed by Malco.

8.   REMEDIES.

8.1 LOTT'S REMEDIES UNDER THE AGREEMENT. Remedies for default by Malco of its duties or obligations under this agreement: only termination.

8.2 MALCO'S REMEDIES UNDER THE AGREEMENT. Upon any default by Licensee; Malco is empowered to exercise any one following remedies:

     (a) Right and power to terminate at any time for any reason, or no reason, that Malco deems advisable, in Malco's sole and uncontrolled discretion; and Licensee shall remove equipment within one hundred twenty (120) calendar days thereafter.

     (b)  Recover   all   amounts   to  which   Malco  is   entitled   to  under
          revenue-sharing.

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     (c)  Obtain  a  restraining   order  and  injunctive  relief  whenever  the
          exclusivity or royalty provisions are violated or any other equitable remedy or all of same.

     (d) Malco enjoys the option, on termination by Licensee or by Malco whenever Licensee defaults, to buy the plasma screens, digital projectors, screens, and any other hardware or non-proprietary software for a price fixed by formula.

     (e)  Malco  shall  also  be  direct  additional   beneficiary  of  each  of
          Licensee's contracts with advertising providers, including an intermediary (who places advertising): Malco shall have right and power to enforce Licensee's agreement with the advertiser, agency or advertising provider.

     (f) Given that Licensee's programs hereunder are made exclusively available in Malco locations for five (5) years and not made available to any other exhibitors within a twenty (20) mile radius of each Malco location unless prior written consent is given by Malco in writing, Malco shall enjoy the remedies of restraining order or injunction, without bond, to enforce this exclusivity and its other remedies hereunder.

     (g) In the event the Licensee fails to make the specified periodic fee or royalty payment and default continues for a period of fifteen (15) days after written notice to Licensee of such default, then and in that event the Malco shall have the added power and remedy of declaring this License Agreement thereupon terminated and have the further right and remedy to collect from the Licensee the entire unpaid balance.

     (h) In the events that Licensee for two (2) consecutive months fails to make the specified periodic fee or royalty payment on the scheduled date for payment or in the events that Licensee fails to make the specified periodic fee or royalty payments on the scheduled date three times within any period of twelve (12) consecutive months, then in either such case Malco or DTR shall have the added power and remedy of declaring this license agreement thereupon terminated with the right to make demand and collect from Licensee the entire unpaid balance or DTR shall have the added power and remedy of requiring that the requirements of Section 2 be tightened in the following manner: The amount of gross revenues effected by Licensee under Section 2.3 shall be ascertained monthly or semi-monthly as designated by DTR and that Licensee covenants and agrees with DTR to pay DTR weekly or bi-weekly as required by DTR each Tuesday following the conclusion of the prior week or bi-week.

8.3 REMEDIES CUMULATIVE. Except as may be otherwise specifically provided herein, all rights, privileges and remedies afforded the parties by this Agreement shall be deemed cumulative and not exclusive and the exercise of any one or more of such remedies shall not be deemed a waiver of any other right, remedy, privilege provided for herein or available at law or in equity. Remedies may be exercised separately and sequentially.

                                              PAGE 9 OF MASTER LICENSE AGREEMENT

9. ANNOUNCEMENTS. Until the execution and delivery of this Agreement, the timing and content of all announcements, publicity or reports regarding any aspect of the Transaction to the financial community, advertising community, government agencies, customers, suppliers or the public generally must be mutually agreed upon in writing in advance and either party may exercise its independent judgment about any detail of any such announcement.

10. GOVERNING LAW. This letter shall be governed by and construed under the laws of the State of Tennessee as applied to contracts entered into solely between residents of and to be performed entirely in such state, and the forum for any dispute will be a court of general jurisdiction within Shelby County, Tennessee.

11. EXPENSES. Each party will pay their/its own expenses incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated thereby, including all fees and expenses of counsel and accountants and any broker or finder commission.

12. TERMINATION. Licensee is hereby obligated (i) to give at least thirty (30) days advance written notice before termination of service and before removal of any of the equipment and (ii) to remove Licensee's equipment from Malco's premises not more than seven (7) calendar days from their receipt of notice in the event of termination by Malco or its affiliate.

     Upon termination this Agreement shall have no further force or effect except for the obligations regarding announcements and expenses under Sections 3 and 5, which obligations shall survive for a period of one (1) year from date hereof.

13.  CONTENT.

     (a) Malco at its election at any time and from time to time may provide content to Licensee for the display, which may include "trailers" or other promotional materials relating to attractions and concessions at the Malco Theatres, and such display shall be made at no charge to Malco.

     (b) Licensee shall continuously provide all other content for the Dynamic Displays and advertising and sponsorship content for the Dynamic Displays subject to Malco's powers under Subsection 8(e).

14. ACCESS. Licensee hereby agrees to and grants to Malco reasonable access to Licensee's books and records.

15.  SUBORDINATION.  Licensee's  banker(s)  as a  condition,  precedent  to  the effectiveness of this Agreement shall deliver to Malco (in form satisfactory to Malco) that such Lender(s) thereby subordinates its security interest in this Agreement and in the revenues and equipment involved in this transaction to Malco's position and not to disturb the same.

                                             PAGE 10 OF MASTER LICENSE AGREEMENT

16. LIABILITY. Each party has no obligation or liability to the other, other than as expressly set forth in the Agreement.

17. SUBJECT TO. The licenses granted to Licensee hereunder are in every case subject to terms or conditions of leases between Malco, other exhibitors and third-parties.

18. BASE STATION. Licensee, DTR and Malco each acknowledge that the first on-site server is designed to be the "base station" for multiple applications to be delivered and installed per a roll out schedule as the systems become available and the market warrants.

19. FURTHER WARRANTIES BY EACH PARTY. Each party and signatory hereto further represents and warrants to, and covenants and agrees with, each other party and signatory, as of the date of this Agreement Date and as of the Assignment Date, as follows:

     (a) Said Party/Signatory has the full and unrestricted right, power and authority to enter in to this Agreement and to consummate the actions contemplated in this Agreement without the joinder, consent, approval or concurrence of any other individuals or entities or of any court or governmental agency; and

     (b) Upon the satisfaction of the pre-conditions of this Agreement, each Party/Signatory shall take, and agrees to take, the actions and execute and enter into the instruments and agreements contemplated herein to be taken or executed.

20. ABATEMENT. In the event of fire by which the building in which said premises are located shall be destroyed so as to make it impossible to carry on business therein, then this license as to that exhibitor location(s) shall become terminated and be of no further force and effect as to Licensee operations in that particular exhibitor location(s); but in case said premises shall be only partially destroyed, exhibitor shall have the right at its own option, within a reasonable time to place said premises in a suitable condition for business purposes and to continue business therein, in which event said license for that exhibitor location shall not be terminated. In the event that during such repairs Licensee is not able to conduct their operation thereat, this Agreement as to that location shall be suspended for that period of time it takes the exhibitor to place said premises in a workable condition.

21.  INDEMNITY; INSURANCE.

21.1 The parties mutually agree that, at all times, each will save the other harmless, defend and indemnify the other against all actions, claims, demands, liabilities and damages (including suits for infringement of trademarks), which may, in any manner, be imposed upon or incurred by either party as a consequence of or arising out of any act, default or omission on the part of either party, or their/its employees or agents, all in connection with the operation of their/its business and that of any affiliate or subsidiary, or in other words, the party hereto in default will bear the burden as outlined above.

                                             PAGE 11 OF MASTER LICENSE AGREEMENT

21.2 Licensee shall carry the following insurance:

     Workmen's Compensation for the employees of Licensee to the full extent legally required;

     Comprehensive public liability in limits of $300,000.00/$500,000.00 for bodily injury and $2,000,000.00 for property damages.

21.3 The foregoing insurance policies shall cover DTR, Malco and Licensee, and shall be written by companies reasonably satisfactory to DTR. Certificates for such policies with DTR, exhibitor and landlord as added insureds and loss payees shall be furnished by Licensee to Malco. The premiums required to keep said insurance policies in full force and effect shall be paid by Licensee. If Licensee fails to do so, either DTR or Malco may effect such insurance, pay the premiums thereof, charge the same to Licensee, and be reimbursed from the gross receipts of the business of Licensee. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least twenty (20) days' notice to Malco and landlord of cancellation. At least ten (10) days before the expiration of any such policy Licensee shall supply Landlord and DTR with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord or DTR may procure and/or pay for the same and the amounts so paid by Landlord, with interest thereon at the rate of six (6%) percent per annum from time of payment, shall be collected out of gross revenues or interest.

22. BANKRUPTCY. In the event a petition in bankruptcy is filed by or against either of the parties hereto, or if either party should become insolvent within the meaning of any State or Federal Insolvency Law, or should make an assignment for the benefit of creditors, or if a receiver for all or any part of the business of either party is appointed an such receivership shall not be vacated within five (5) days from the date of their or its appointment, or if any property or assets of either party shall be attached and such attachment shall not be vacated within ten (10) days, then in either of said events this Agreement shall be deemed breached by the party at fault, and the other party shall be entitled to be released from all liability for further performance of this Agreement, and if Licensee is the defaulting party, then the Malco shall have the right to re-enter the premises. This Agreement shall, in no event, constitute an asset of either party so as to be assignable to anyone, including a receiver or trustee in bankruptcy, by operation of law or otherwise.

23. MATERIALITY. Each and all of the agreements of Licensee herein contained are material and of the essence of this Agreement, and if Licensee shall default or permit a breach in whole or in part of any covenants, agreements or stipulations herein contained to be kept by him, Malco may give Licensee notice, in writing, to be sent by United States registered mail, of said breach or default, and Licensee shall then have seven (7) days after said notice within which to cure and rectify said breach or default. In the event Licensee fails to rectify said breach or default within seven (7) days, he shall then be lawful for the Malco, its successors or assigns, without further notice, to declare this Agreement and privilege terminated

                                             PAGE 12 OF MASTER LICENSE AGREEMENT
     and resume possession of the premises from Licensee, and remove Licensee's goods and equipment (including software and systems) from the premises or alternatively to enjoy and utilize any other remedy afforded by Subsection 8.2(h).

24. EARLY TERMINATION. Anything to the contrary notwithstanding, each party is granted and shall have the absolute and uncontrolled right and option to terminate this license agreement at any time upon giving one hundred twenty
     (120) days' written notice to the other party of intention to do so, and upon the lapse of the one hundred twenty (120) days exercise of such right by either party, this license agreement and all licenses hereunder shall cease and terminate on the one hundred twentieth (120th) day as fully and to all intents and purposes as if that were the date originally fixed for termination.

25. SOLE AGREEMENT. Other than Malco's separate agreements with its landlords and exhibitor(s), this Agreement constitutes the only agreement between the parties hereto with reference to the conduct of the business hereinabove set forth for the term therein stated, and no modification nor any waiver of any provision hereof shall be binding upon either party or signatory unless it shall be in writing and signed by all parties, except for the later written designations by Malco for added locations subject to this Agreement.

26. NO THIRD PARTY BENEFICIARY. Nothing in this agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm, corporation, or entity, other than the parties, Malco and Malco's affiliate(s), any right, power, remedy or claim under or by any reason of this Agreement, this Agreement being intended for the sole and exclusive benefit of the parties, Malco and Malco's affiliate(s).

27. PRIOR AGREEMENTS SUPERSEDED. DTR and Licensee have entered into a Broker Agreement dated of even date herewith, and with that exception, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior understandings or oral or written agreements between the parties (including without limitation, inventors, developers, investors, co-owners or any combination of the foregoing) respecting such subject matter. As a further material inducement for DTR to enter into and perform this Master License Agreement, DTR also relies upon the foregoing as well as Licensee's warranty of ownership and authority.

28. SURVIVAL. The warranties, representations, covenants and agreements of the parties set forth herein shall survive The Execution Date and any termination of this Agreement.

29. NON-WAIVER. No failure to exercise, no indulgence and no delay in exercising, on the part of Malco of any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, remedy or privilege hereunder preclude any other or further exercise thereof or the exercise of any party or Malco's affiliate(s) of any other or later-arising rights, powers, privileges, remedies or entitlements hereunder.

30. ATTORNEY'S FEES. If either Party finds it necessary to initiate legal action or proceedings for the enforcement or interpretation of this

                                             PAGE 13 OF MASTER LICENSE AGREEMENT

     Agreement,  then the  prevailing  party shall be  entitled,  in addition to
     other  remedies   authorized  by  applicable  law,  to  recover  reasonable
     attorney's fees and expenses incurred in such matter.

31. NOTICES. Any notice, communication, request, reply or advice, (hereinafter severally and collectively, for convenience called "notice"), in this Agreement provided or permitted to be given, made or accepted by Malco or either party to the other party must be in writing and may, unless otherwise in this instrument expressly provided, be given or be served by advance written notice to the addressee, delivered by hand, by certified U.
     S. Mail return receipt requested, by recognized overnight courier service or recognized local courier service, by telecopy or its equivalent, addressed to Licensee at their last known home address and, if to either Malco or DTR, at its principal office in Shelby County, Tennessee or to the residence of its President, Chief Executive or its Vice-President.

32. FURTHER INSTRUMENTS AND ACTIONS. Malco and each party agrees to do all acts or deliver such additional documents after signing hereof as are necessary to effectuate the intent of the transaction contemplated herein as Malco or a party may reasonably request from time to time for the effectuation and implementation of their/its duties and obligations hereunder.

33. SEVERABILITY. If any term, covenant or condition of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

34. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Malco and the parties, and their respective affiliates, successors and assigns, heirs and personal representatives. DTR may assign its rights hereunder to any corporation or other legal entity controlled by it and upon the assignment, the assignee shall be deemed to have assumed all liabilities and obligations of the DTR under this Agreement, but in addition, neither DTR nor any exhibitor hereunder shall be relieved from of their/its liabilities or obligations under this Agreement. Licensee may assign this Agreement only as permitted in Section 1.1 above.

35. CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine or neuter shall include the feminine and neuter and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. The terms and provisions of this Agreement represent the results of negotiations between the parties, each of which has been represented by legal counsel of their/its selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim in connection with the interpretation and construction of this Agreement any rule of law or procedure requiring otherwise, including, without limitation, any rule of law to the effect

                                             PAGE 14 OF MASTER LICENSE AGREEMENT
     that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

36. SUBORDINATION. Upon written request by DTR or the applicable exhibitor, Licensee shall execute and deliver an agreement subordinating this Agreement to any first mortgage (first lien deed of trust) or security agreement upon the Premises of any of such exhibitor's lenders. Such subordination shall be upon the express condition that the validity of this Agreement shall be recognized by the mortgagee, and that, notwithstanding any default by Malco or its affiliate(s) with respect to said mortgage or any foreclosure thereof, Licensee's possession and rights of use under this License and to the Demised Premises shall not be disturbed by such lender or purchaser unless and until Licensee shall materially breach any of the provisions hereof in this License or Licensee's license for use hereunder shall have been terminated in accordance with the provisions of this License.

37. TERM. The term of each License hereunder is for a period of two (2) years, commencing on the date of each License ("the License Commencement Date"). Each License shall be automatically renewed for an additional term of six
     (6) months unless either Licensee or DTR gives ninety (90) day advance, written notice prior to the end of the original term and the renewal term of their/its intention not to renew.

38. DELIVERY AT END OF LICENSE AGREEMENT. The said Licensee agrees to deliver up to the said exhibitor all of the said premises at the expiration of this Master License Agreement or termination hereof in good order and condition, and make good all damages to said premises, ordinary wear and tear, casualty and damage by the elements excepted.

39. ADVERTISING. Unless otherwise agreed in this License Agreement the Licensee shall not be permitted to affix or attach, or cause to be affixed or attached, any signs on the premises herewith License Agreement without consent in writing from the Lessor.

     Upon termination of this License Agreement, Licensee shall remove any sign, advertisement or notice painted on or affixed to the License Agreement premises and restore the place it occupied in the condition which it existed as of the date of this License Agreement.

40. WAIVER OF SUBROGATION. DTR, Malco and Licensee hereby waive any right of subrogation which they may have against the other for any losses paid to them on insurance policy or policies carried on the property to the extent permitted by the terms of such policy or policies.

41.  MISCELLANEOUS.

     A. The reference in this Master License Agreement to an "Annex" or attachment is in each case to an annex or attachment which is incorporated into this Master License Agreement as fully as if set forth herein verbatim.

                                             PAGE 15 OF MASTER LICENSE AGREEMENT

     B. Titles and headings to sections or paragraphs hereof are for the purpose of reference only, and shall in no way limit, define or otherwise affect the provisions hereof.

     C. If any term, covenant or condition of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     D. As used herein, the phrase "gross revenues" shall include all revenues on an accrual basis derived from displays of advertising in Malco or other locations that are received or receivable by Licensee, less sales taxes payable and also includes, without limitation, the imputed fair value of any barter that arises or in the future arises from Licensee advertising in any Malco or other location. A separate agreed schedule, signed by the parties, will specify the amounts or revenue-share due to Malco for products and other services sold at or arising from Malco locations.

     E.   Terms  used  herein  applicable  to  security   agreements,   security
          interests, liens and the like shall have the same meanings respectively ascribed to them by the uniform commercial code as adopted in the State of Tennessee, unless such term (s) is otherwise expressly defined in this Agreement.

     F. The word "location" and the phrase "DTR location," as used herein, is meant broadly to include any Malco movie theater and bowling center, wherever located, that has been designated by DTR as licensed to Licensee, unless the context manifestly indicates a different meaning for the word "location."

     G. The word and concept "Kiosk-based" and the phrases products or e-commerce or Touchscreen, CDS, separately or together are used interchangeably in this Master License Agreement to refer to a variety of products sold at Malco and other services and product of Licensee [see also Kiosk-based product].

     H. The words "advertising" and "wall display" may be used interchangeably in this Agreement, unless contrary to the expressed terms.

     I. The word "shopping," as used herein, is meant to include Licensee's network operation, interactive touch-screen access or e-commerce shopping or any combination of them.

     J. The phrase "Malco customers" is meant to include patrons and guests, whether paying or non-paying or accompanying a customer.

     K. The word "affiliate," as used herein, is intended to mean broadly each business or investment affiliate of David V. Lott ("Lott") and Showintell Networks, Inc. ("Showintell") or either of them, whether presently existing or hereafter created, engaged in advertising,

                                             PAGE 16 OF MASTER LICENSE AGREEMENT
          displaying or exhibiting on plasma screens in theaters and includes each such entity in which either Lott or Showintell possesses one or more of the following: (a) an ownership interest or creditor interest,
          (b) significant participation in the control of such entity, (c) a directorship (or board membership) or membership in senior management or (d) a substantial influence.

42. COLLATERAL. Malco may file this Agreement or a financing statement UCC-1 with public records to perfect the security interests granted to Malco by this Agreement in DTR Share, present and future, however arising, and Malco has and may exercise the rights, powers and remedies of the holder of a first priority security interest under the Tennessee Uniform Commercial Code as to the DTR share. Licensee authorizes and empowers DTR to execute a financing statement as Licensee's attorney in fact to perfect DTR's security interest granted by this instrument.

43. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more of the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and to have the forces and effect of an original as against the parties signing the counterpart, but all counterpart shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

44. FAXED ORIGINALS. Execution of this document may be accomplished by facsimile transmission of signed copies of this Agreement followed by delivery of the original signed hard copies in the manner provided herein.

                                  [END OF PAGE]

                                             PAGE 17 OF MASTER LICENSE AGREEMENT

IN WITNESS WHEREOF, each party has caused this instrument to be executed by and through its duly authorized officers or owner the day and year first above written. Malco has caused this instrument to be executed as of the day and year first above written to evidence its obligations and undertakings set forth in this instrument, as well as its express consent to the contents of this instrument.


                                        DAVID V. LOTT



                                        ----------------------------------------
                                        David V. Lott


                                        SHOWINTELL NETWORKS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        DIGITAL THEATRES RESOURCES CO.
                                        A Tennessee General Partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        MALCO THEATRES, INC.
                                        An Arkansas Corporation

                                        By:
                                           -------------------------------------
                                           Robert T. Levy
                                           Vice President

                                             PAGE 18 OF MASTER LICENSE AGREEMENT